UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 28, 2020

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15903	72-1100013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300
Houston, Texas		77079
(Address of Principal Executive Offices)		(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRRT	N/A *

* On December 23, 2019, CARBO Ceramic Inc.’s common stock began being quoted on the OTCQB marketplace.  As a result of certain of the matters described in this report, CARBO Ceramics Inc.’s common stock is expected to begin being quoted on the OTC Pink marketplace under the symbol “CRRTQ” on or about March 31, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into Material Definitive Agreement.

Restructuring Support Agreement

On March 28, 2020, CARBO Ceramics Inc. (“CARBO”) and its direct wholly owned subsidiaries, Asset Guard Products Inc. (“AGPI”) and StrataGen, Inc. (“StrataGen,” and together with CARBO and AGPI, the “Company RSA Parties”), entered into a Restructuring Support Agreement (the “RSA”) with the holders of 100% of the aggregate principal amount of loans outstanding under the Amended and Restated Credit Agreement, dated as of March 2, 2017, as amended (the “Credit Agreement”), by and among CARBO, as borrower, AGPI and StrataGen, as guarantors, Wilks Brothers, LLC, as administrative agent and lender (“Wilks”), and Equify Financial, LLC, as lender (“Equify,” and together with Wilks, the “Supporting Lenders”).

The RSA sets forth the terms of a prenegotiated Chapter 11 plan of reorganization (the “Plan”) pursuant to which, among other things and subject to the terms and conditions of the RSA:

•

each Supporting Lender will receive its pro rata share of 100% of the equity interests in a reorganized CARBO entity (“Reorganized CARBO”) in exchange for such Supporting Lender’s secured claims under the Credit Agreement and the DIP Facility described below, except to the extent such DIP Facility claims (the “DIP Facility Claims”) are converted into borrowings under the Exit Facility described below, with Reorganized CARBO retaining 100% of the equity interests in a reorganized AGPI entity and a reorganized StrataGen entity;

•

a liquidating trust will be established for the benefit of general unsecured creditors, to which the Supporting Lenders will contribute $100,000 to fund the costs of administering such trust, and any avoidance actions that are not otherwise released under the Plan will be transferred to such trust; and

•	CARBO’s existing equity will be cancelled.

The Supporting Lenders have the right to terminate the RSA, and their support for the restructuring contemplated by the RSA (the “Restructuring”), for customary reasons, including, among others, the failure to timely achieve any of the milestones for the progress of the Chapter 11 Cases (as defined below) that are set forth in the DIP Credit Agreement, which include the dates by which the Company RSA Parties are required to, among other things, obtain certain court orders and consummate the Restructuring. Accordingly, no assurance can be given that the Restructuring described in the RSA will be consummated.

DIP Facility and Exit Facility

On March 28, 2020, the Company RSA Parties and Wilks entered into a commitment letter (the “Commitment Letter”) under which Wilks committed to provide a $15 million senior secured superpriority multiple draw term loan facility (the “DIP Facility”). The DIP Facility will be provided pursuant to, and will be subject to the terms and conditions set forth in, a debtor-in-possession credit agreement (the “DIP Credit Agreement”). Borrowings under the DIP Facility will mature on the date that is five months after the date of filing of the Chapter 11 Cases and will bear interest at a rate of 8.00% per annum. Subject to approval by the Bankruptcy Court (as defined below), the proceeds of the DIP Facility will be used to pay fees, expenses and other expenditures of the Company RSA Parties to be set forth in rolling budgets prepared in connection with the Chapter 11 Cases, subject to the approval of the Supporting Lenders and certain stipulated exceptions. The closing of the DIP Facility is contingent on the satisfaction of customary conditions, including receipt of an order by the Bankruptcy Court approving the DIP Facility and the DIP Credit Agreement. Upon the Company RSA Parties’ emergence from the Chapter 11 Cases and at the election of the lenders under the DIP Credit Agreement, all of a portion of the DIP Facility Claims may be converted into interests in Reorganized CARBO or borrowings under a new exit credit facility with Reorganized CARBO (the “Exit Facility”).

The foregoing description of the RSA and Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the RSA and the Commitment Letter. The Commitment Letter is included as an exhibit to the RSA, and a copy of the RSA is filed as Exhibit 10.1 to this Current Report and incorporated by reference in this Item 1.01.

Item 1.03	Bankruptcy or Receivership.

On March 29, 2020 (the “Petition Date”), the Company RSA Parties filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Company RSA Parties have filed motions with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re CARBO Ceramics Inc., et al., Case No. 20-31973 (the “Chapter 11 Cases”). The Company RSA Parties will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The first day relief requested from the Bankruptcy Court anticipates that certain critical vendors who continue to work with the Company RSA Parties on existing terms will be paid in full and in the ordinary course of business for postpetition goods and services. All existing customer contracts are expected to remain in place and transactions thereunder executed in the ordinary course of business.

In addition, the Company RSA Parties filed a motion (the “NOL Motion”) seeking entry of an interim and final order establishing certain procedures and restrictions (the “Procedures”) with respect to the direct or indirect purchase, disposition or other transfer of equity interests in CARBO (“Stock”), and seeking related relief, in order to preserve, and protect the potential value of, the Company RSA Parties’ existing and future net operating losses (“NOLs”) and certain other of the Company RSA Parties’ tax attributes (together with the NOLs, the “Tax Attributes”). If approved, the Procedures would, among other things, restrict certain transactions involving, and require notices of the holdings of, and proposed transactions by, any person or entity that is or, as a result of such a transaction, would become, a Substantial Equity Holder of Stock.  For purposes of the Procedures, a “Substantial Equity Holder” is any person, entity or, in certain cases, group of persons or entities, that has beneficial ownership (as determined in accordance with applicable rules under the Internal Revenue Code of 1986, as amended) of, after taking into account certain options or other similar rights to acquire beneficial ownership of Stock, at least 1,315,726 shares of Stock (representing approximately 4.5% of all issued and outstanding shares of Stock as of the Petition Date).  Any prohibited transfer of Stock would be null and void ab initio and will result in reversal of the noncompliant transaction and such other (or additional) measures as the Bankruptcy Court may deem appropriate.

The NOL Motion and Procedures are available on the docket of the Chapter 11 Cases, which can be accessed via PACER at https://www.pacer.gov. The Company RSA Parties also requested authority to employ Epiq Corporate Restructuring, LLC (“Epiq”) as its claims and notice agent. If approved as such, the NOL Motion and Procedures and additional information about the Chapter 11 Cases would also be available for free on the website maintained by Epiq, located at http://dm.epiq11.com/Carbo or by calling 1-866-897-6433 (Toll Free) or 1-646-282-2500 (International).

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions constituted an event of default that accelerated CARBO’s obligations under the Credit Agreement. The Credit Agreement provides that, as a result of such default, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Credit Agreement are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Credit Agreement are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

On March 29, 2020, CARBO issued a press release announcing its entry into the RSA and the commencement of the Chapter 11 Cases, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of CARBO’s filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report (including the exhibits hereto or any information included herein or therein) shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01	Other Events.

CARBO is supplementing the risk factors contained in its Annual Report on Form 10-K for the year ended December 31, 2018 with the risk factor set forth below:

On March 29, 2020, CARBO and the other Company RSA Parties filed voluntary petitions commencing the Chapter 11 Cases under the Bankruptcy Code. The Chapter 11 Cases and the Restructuring may have a material adverse impact on CARBO’s business, financial condition, results of operations, and cash flows. In addition, the Chapter 11 Cases and the Restructuring are likely to have a material adverse impact on the trading price of CARBO’s common stock and ultimately are expected to result in the cancellation of CARBO’s common stock.

In the fall of 2019, CARBO engaged an investment bank and financial and legal advisors to assist CARBO and its subsidiaries in, among other things, exploring strategic alternatives, forecasting cash flow, analyzing and preserving liquidity, and implementing contingency planning for a potential in-court process were CARBO unsuccessful in consummating a strategic alternative out of court solution. These restructuring efforts led to the execution of the RSA and commencement of the Chapter 11 Cases in the Bankruptcy Court on March 29, 2020.

The Chapter 11 Cases could have a material adverse effect on CARBO’s business, financial condition, results of operations and liquidity. Bankruptcy Court protection also may make it more difficult to retain management and the key personnel necessary to CARBO’s business. In addition, during the period of time CARBO is involved in a bankruptcy proceeding, its clients and suppliers might lose confidence in CARBO’s ability to reorganize its business successfully and may discontinue conducting business with CARBO or seek to establish alternative commercial relationships.

Other significant risks include or relate to the following:

•

the ability to obtain the Bankruptcy Court’s approval with respect to motions or other requests made to the Bankruptcy Court in the Chapter 11 Cases, including maintaining strategic control as debtors-in-possession;

•	delays in the Chapter 11 Cases;
•	the ability to consummate the Plan;
•	the ability to achieve the Company RSA Parties’ stated goals and continue as a going concern;
•

the effects of the filing of the Chapter 11 Cases on the Company RSA Parties’ businesses and the interest of various constituents, including shareholders, customers, suppliers, service providers, and employees;

•	the high costs of bankruptcy proceedings and related advisory costs to effect a reorganization in accordance with the Plan or otherwise;
•	the ability to maintain relationships with customers, suppliers, service providers, employees and other third parties as a result of the Chapter 11 Cases;
•	the ability to maintain contracts that are critical to the operations of the Company RSA Parties;
•	the ability to fund and execute the business plan of the Company RSA Parties;
•	the ability to obtain acceptable and appropriate financing;
•	Bankruptcy Court rulings in the Chapter 11 Cases as well as the outcome of the Chapter 11 Cases in general;
•	the length of time that the Company RSA Parties will operate with Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings;
•

the ability to confirm and consummate a plan of reorganization with respect to the Chapter 11 Cases, views and objections of creditors and other parties in interest that may make it difficult to consummate a plan in a timely manner;

•

the ability of third parties to seek and obtain Bankruptcy Court approval to terminate or shorten the exclusivity period for the Company RSA Parties to propose and confirm a plan of reorganization, to appoint a U.S. trustee or to convert the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code;

•	third-party motions in the Chapter 11 Cases, which may interfere with the Company RSA Parties’ ability to consummate the Plan; and
•	the potential adverse effects of the Chapter 11 Cases on the liquidity and results of operations of the Company RSA Parties.

Because of the risks and uncertainties associated with the Chapter 11 Cases, CARBO cannot predict or quantify the ultimate impact that events occurring during the Chapter 11 Cases may have on its business, cash flows, liquidity, financial condition and results of operations, nor can CARBO predict the ultimate impact that events occurring during the Chapter 11 Cases may have on its corporate or capital structure, although such proceedings are expected to result in the cancellation of CARBO’s common stock on the effective date of a confirmed plan of reorganization.

Cautionary Note Regarding Forward Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding CARBO, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the Chapter 11 Cases, the DIP Facility, CARBO’s ability to complete the Restructuring and its ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding CARBO’s ability to successfully complete a reorganization process under Chapter 11, including consummation of the Restructuring pursuant to the Plan; potential adverse effects of the Chapter 11 Cases on CARBO’s liquidity and results of operations; CARBO’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to CARBO’s restructuring process, the DIP Facility, or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and CARBO’s ability to retain senior management and other key personnel due to the distractions and uncertainties, including CARBO’s ability to provide adequate compensation and benefits during the Chapter 11 Cases; CARBO’s ability to comply with the restrictions imposed by the DIP Credit Agreement and other financing arrangements; CARBO’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 filing; the effects of the Chapter 11 Cases on CARBO and on the interests of various constituents, including holders of CARBO’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the Restructuring Support Agreement and the DIP Credit Agreement, and the outcome of the Chapter 11 Cases generally; the length of time that CARBO will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with CARBO’s ability to consummate the Restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports and registration statements CARBO files with the Securities and Exchange Commission, including those in CARBO’s most recent and forthcoming Annual Report on Form 10-K and any updates thereto in CARBO’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additional factors, events, or uncertainties that may emerge from time to time, or those that CARBO currently deems to be immaterial, could cause CARBO’s actual results to differ, and it is not possible for CARBO to predict all of them. CARBO makes forward-looking statements based on currently available information, and CARBO assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this Current Report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
10.1	Restructuring Support Agreement, dated as of March 28, 2020, by and among CARBO Ceramics Inc., Asset Guard Products Inc., StrataGen, Inc., Wilks Brothers, LLC and Equify Financial, LLC
99.1	Press release, dated March 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: March 30, 2020
	By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and Chief Financial Officer